EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2012, relating to the consolidated financial statements of Wireless Ronin Technologies, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

June 7, 2012